Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Western Goldfields Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-138151-99, No. 138021-99) and Form S-3 (No. 333-144685) of Western Goldfields Inc. of our report dated February 24, 2007 relating to the financial statements, which appears in this Form 10-K.

/s/ HJ & Associates, LLC
Salt Lake City, Utah
USA
March 5, 2009